Anne-Marie Megela                                                                                             Exhibit 99.1

Vice President, Investor and Media Relations

1.800.2GEVITY (1.800.243.8489), x4672

annemarie.megela@gevity.com

GEVITY ELECTS MICHAEL LAVINGTON TO THE COMPANY’S BOARD OF DIRECTORS

BRADENTON, FL, September 20, 2006 –Gevity (NASDAQ: GVHR), the leading provider of a comprehensive insourced employment management solution, announced today that Michael Lavington has been elected to the company’s Board of Directors.

“We are pleased to announce the addition of Michael Lavington to Gevity’s Board of Directors. Michael’s significant industry knowledge and impressive executive management record brings invaluable experience and perspective to our Board. Michael has a deep understanding of the significant impact human resource management has on business success and profitability, and we look forward to leveraging his knowledge base and skill set as we continue to position the company for long-term growth.” commented Erik Vonk, Gevity’s Chairman and Chief Executive Officer. “Additionally, his broad international experience will provide insight as future potential overseas expansion efforts are considered.”

Mr. Lavington has worked in executive HR roles and at the Managing Director level for major UK and US corporations. He has also been a main Board Director of Mecca Leisure Group, a UK FTSE company. In the late 1980’s, Mr. Lavington was the Divisional Managing Director of Mecca Leisure’s Overseas Division, which included the Hard Rock Cafe Group. More recently, from 1997 to 1999, he was President and CEO of Resorts USA Inc., a subsidiary of the Rank Group where he also served as the Group HR Director from 1990 to 1997. From 2000 until 2002 he was Senior Vice President HR and Property for Global Telesystems (GTS). In 2003 he became an independent business consultant and has served clients in both the UK and the US.

Michael Lavington commented, “I am thrilled to be joining Gevity’s Board at such an exciting time in the company’s history. Gevity is a true pioneer in the growing field of employment management solutions, and I look forward to contributing to its future successes.”

About Gevity

Gevity helps clients increase profits, grow sales and improve customer satisfaction through our comprehensive employee management solution. We serve as the insourced human resource department to small- and medium-sized businesses nationwide. Our unique approach integrates three key drivers of business success: workforce alignment, administrative relief and business protection. We deliver our solution through our innovative people, processing and portal approach, combining the resources of our highly skilled human resource consultants and our scalable, Web-enabled technology platform.

Anne-Marie Megela

Vice President, Investor and Media Relations

1.800.2GEVITY (1.800.243.8489), x4672

annemarie.megela@gevity.com

A copy of this press release can be found on the company’s Web site at www.gevity.com.

Pursuant to the Private Securities Litigation Reform Act of 1995, the company is hereby providing cautionary statements to identify important factors that could cause the company's actual results to differ materially from forward-looking statements contained in, or implied by, this press release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. They are often expressed through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," "projection," "forecast" and similar expressions. The results or events contemplated by forward-looking statements are effected by known and unknown risks that may cause the actual results of the company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the company to control or predict, such as risks relating to the following: to the company's guidance for 2006, including the challenges to achieving the company's growth strategy in general, gaining new client employees while passing on increased pricing, increasing professional service fees, resolving issues with the multi-carrier choice program, penetrating the middle market and opening new geographic offices, and its long-term performance standards for 2007 through 2010, our dependence on technology services, the adequacy of our insurance-related loss reserves, the availability of insurance coverage for workers' compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in our acquisition strategy, our dependence on third party technology licenses, our dependence on key personnel, qualified service consultants and sales associates, fluctuations in our quarterly results and sustaining our growth, variability in health insurance claims, state unemployment tax rates and workers' compensation rates, liabilities resulting from our co-employment relationship with our clients, credit risks of our large clients, short termination provisions in our professional services agreements, our geographic market concentration, collateral requirements of our insurance, regulatory compliance, Internet and related security risks, potential liabilities due to potentially being an "employer" due to ERISA and tax regulations and litigation, challenges to expansion due to varying state regulatory requirements, competition and risks relating to recovering insurance premiums paid to a Bermuda reinsurance company. These and other factors are described in the company's filings with the Securities and Exchange Commission, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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